SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

              [ ] Preliminary Proxy Statement
              [ ] Confidential, for Use of the Commission Only
              (as permitted by Rule 14a-6(e)(2))
              [X] Definitive Proxy Statement
              [ ] Definitive Additional Materials
              [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
                  Section 240.14a-12.

                               VASOMEDICAL, INC.
                (Name of Registrant as Specified In Its Charter)

      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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
                               VASOMEDICAL, INC.
                                ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                October 10, 2001
                                ---------------

To our Stockholders:

        An annual meeting of stockholders will be held at the Griffis Faculty Club, Weill Cornell Medical College, 521 East 68th Street, New York, New York 10021 on Wednesday, October 10, 2001 beginning at 10:00 a.m. At the meeting, you will be asked to vote on the following matters:

     1.   Election of four directors.

     2.   Ratification  of the  appointment  by the Board of  Directors of Grant
          Thornton LLP as our independent certified public accountants for fiscal year 2002.

     3.   Any other matters that properly come before the meeting.

     The above matters are set forth in the proxy statement attached to this notice to which your attention is directed.

     If you are a stockholder of record at the close of business on August 17, 2001, you are entitled to vote at the meeting or at any adjournment or postponement of the meeting. This notice and proxy statement are first being mailed to stockholders on or about September 7, 2001.

                               By Order of the Board of Directors,

                                      JOSEPH A. GIACALONE
                                          Secretary
Dated:  September 7, 2001
        Westbury, New York


     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PRE-ADDRESSED POSTAGE-PAID ENVELOPE AS DESCRIBED ON THE ENCLOSED PROXY CARD. YOUR PROXY, GIVEN THROUGH THE RETURN OF THE ENCLOSED PROXY CARD, MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH OUR CORPORATE SECRETARY PRIOR TO THE MEETING A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING, FILING A WRITTEN NOTICE OF REVOCATION WITH THE SECRETARY OF THE MEETING AND VOTING IN PERSON.

                               VASOMEDICAL, INC.
                               180 Linden Avenue
                          Westbury, New York 11590 USA
                                ---------------

                                PROXY STATEMENT
                                ---------------

                         ANNUAL MEETING OF STOCKHOLDERS
                          Wednesday, October 10, 2001
                                    --------

     Our Annual Meeting of Stockholders will be held on Wednesday, October 10, 2001 at the Griffis Faculty Club, Weill Cornell Medical College, 521 East 68th Street, New York, New York 10021 at 10:00 a.m. This proxy statement contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting.

                               ABOUT THE MEETING

What is being considered at the meeting?

          You will be voting on the following:

     o    election of directors;
     o ratification of the appointment of independent certified public accountants.

In addition, our management will report on our performance during fiscal 2001 and respond to your questions.

Who is entitled to vote at the meeting?

     You may vote if you owned stock as of the close of business on August 17, 2001. Each share of stock is entitled to one vote.

How do I vote?

          You can vote in two ways:
     o    by attending the meeting or
     o    by completing, signing and returning the enclosed proxy card.

Can I change my mind after I vote?

     Yes, you may change your mind at any time before the vote is taken at the meeting. You can do this by (1) signing another proxy with a later date and returning it to us prior to the meeting or filing with our corporate secretary a written notice revoking your proxy, or (2) voting again at the meeting.

What if I return my proxy card but do not include voting instructions?

     Proxies that are signed and returned but do not include voting instructions will be voted FOR the election of the nominee directors and FOR the appointment of our company's independent certified public accountants.

What does it mean if I receive more than one proxy card?

     It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Co. (718) 921- 8200.

Will my shares be voted if I do not provide my proxy?

     If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy. Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms generally have the authority to vote customers' unvoted shares on certain
"routine" matters, including the election of directors. When a brokerage firm votes its customer's unvoted shares, these shares are counted for purposes of establishing a quorum. At our meeting, these shares will be counted as voted by the brokerage firm in the election of directors and appointment of auditors, but will not be counted for any matters to be voted on because these other matters would not be considered "routine" under the applicable rules.

How many votes must be present to hold the meeting?

     Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of our outstanding shares as of August 17, 2001 must be present at the meeting. This is referred to as a quorum. On August 17, 2001, there were 57,210,453 shares outstanding and entitled to vote.

What vote is required to approve each item?

     The affirmative vote of a majority of the votes cast at the Annual Meeting is required for approval of the election of directors and the appointment of our independent certified public accountants. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.

                                STOCK OWNERSHIP

     The following information, including stock ownership, is submitted with respect to our directors, each executive officer named in the "Summary Compensation Table," for all executive officers and directors as a group, and, based solely on filings with the Securities and Exchange Commission, except as otherwise indicated, for each holder of more than five percent of our common stock as of August 20, 2001.

                                                        Common Stock                     % of Outstanding
Name of Beneficial Owner                                Beneficially Owned (1)(2)(3)           Shares
------------------------                                ----------------------------     ----------------
Alexander G. Bearn, MD (8)(9)(10)(16)(24)                       75,175 shs.                      *
150 South Independence Mall East, Philadelphia, PA 19106

David S. Blumenthal, MD (5)(9)(10)(15)(24)                     113,078 shs.                      *
407 East 70th Street, New York, NY 10021

Abraham E. Cohen (5)(8)(9)(11)(12)(24)                         692,078 shs.                     1.20%
444 Madison Avenue, New York, NY 10022

D. Michael Deignan (22)(25)                                    212,000 shs.                      *
180 Linden Avenue, Westbury, NY 11590

Joseph A. Giacalone (7)(13)(19)(20)(26)                        418,694 shs.                      *
180 Linden Avenue, Westbury, NY 11590

John C. K. Hui, PhD (6)(13)(17)                              1,360,989 shs.                     2.36%
180 Linden Avenue, Westbury, NY 11590

Photios T. Paulson (23)(24)                                     15,000 shs.                      *
615 Franklin Turnpike, Ridgewood, NJ 07450


                                       2

                                                        Common Stock                     % of Outstanding
Name of Beneficial Owner                                Beneficially Owned (1)(2)(3)           Shares
------------------------                                ----------------------------     ----------------
Kenneth W. Rind, PhD (5)(8)(9)(10)(24)                         388,078 shs.                      *
750 Lexington Avenue, New York, NY 10022

E. Donald Shapiro (24)                                         605,578 shs.                     1.06%
57 Worth Street, New York, NY 10013

Anthony Viscusi (4)(6)(14)(18)(21)(24)                       1,540,000 shs.                     2.65%
380 Lexington Avenue, Suite 1700, New York, NY 10168

Forrest R. Whittaker (23)(24)                                   15,000 shs.                      *
4280 Hacienda Dr., Pleasanton, CA 94588

Zhen-sheng Zheng, MD (5)(8)(9)(10)(24)                         138,078 shs.                      *
74 Zhangshan Road II, Guangzhou, 510089, P.R. China

Directors and executive officers
  as a group (12 persons)                                    5,573,748 shs.                     9.32%

----------

*    Less than 1% of the Company's Common Stock

(1) No officer or director owns more than one percent of the issued and outstanding Common Stock of the Company unless otherwise indicated.
(2)  Ownership represents sole voting and investment power.
(3) Includes Common Stock issuable under stock options and warrants that are exercisable within 60 days.
(4) Includes warrants to purchase 500,000 shares of Common Stock at $.45 per share, with 250,000 shares each expiring in June 2002 and June 2003, respectively.
(5) Includes currently exercisable options to purchase 12,903 shares of Common Stock at $.775 per share expiring in May 2005 granted pursuant to the Outside Director Stock Option Plan.
(6) Includes options to purchase 150,000 shares of Common Stock at $3.4375 per share expiring in May 2006.
(7) Includes options to purchase 105,000 shares of Common Stock at $3.4375 per share expiring in May 2006.
(8) Includes currently exercisable options to purchase 4,525 shares of Common Stock at $2.21 per share expiring in May 2006 granted pursuant to the Outside Director Stock Option Plan.
(9) Includes currently exercisable options to purchase 5,650 shares of Common Stock at $1.77 per share expiring in May 2007 granted pursuant to the Outside Director Stock Option Plan.
(10) Includes currently exercisable options to purchase 10,000 shares of Common Stock at $.875 per share expiring in January 2009 granted pursuant to the 1997 Stock Option Plan.
(11) Includes currently exercisable options to purchase 350,000 shares of Common Stock at $.875 per share expiring in January 2004 granted pursuant to the 1997 Stock Option Plan.
(12) Includes currently exercisable options to purchase 40,000 shares of Common Stock at $.875 per share expiring in January 2009 granted pursuant to the 1997 Stock Option Plan.
(13) Includes currently exercisable options to purchase 46,667 shares of Common Stock at $.875 per share expiring in January 2009 granted pursuant to the 1997 Stock Option Plan.
(14) Includes currently exercisable options to purchase 93,333 shares of Common Stock at $.875 per share expiring in January 2009 granted pursuant to the 1997 Stock Option Plan.
(15) Includes currently exercisable options to purchase 18,525 shares of Common Stock at $1.90625 per share expiring in March 2008 granted pursuant to the 1997 Stock Option Plan.
(16) Includes currently exercisable options to purchase 50,000 shares of Common Stock at $1.90625 per share expiring in March 2008 granted pursuant to the 1997 Stock Option Plan.
(17) Includes currently exercisable options to purchase 375,000 shares of Common Stock at $1.90625 per share expiring in March 2008 granted pursuant to the 1997 Stock Option Plan.
(18) Includes currently exercisable options to purchase 100,000 shares of Common Stock at $1.90625 per share expiring in March 2008 granted pursuant to the 1997 Stock Option Plan.
(19) Includes currently exercisable options to purchase 52,500 shares of Common Stock at $1.90625 per share expiring in March 2008 granted pursuant to the 1997 Stock Option Plan.
(20) Includes currently exercisable options to purchase 6,667 shares of Common Stock at $1.6875 per share expiring in July 2009 granted pursuant to the 1999 Stock Option Plan.
(21) Includes currently exercisable options to purchase 66,667 shares of Common Stock at $1.6875 per share expiring in July 2009 granted pursuant to the 1999 Stock Option Plan.

                                       3

(22) Includes currently exercisable options to purchase 50,000 shares of Common Stock at $5.15 per share expiring in March 2010 granted pursuant to the 1999 Stock Option Plan.
(23) Includes currently exercisable options to purchase 10,000 shares of Common Stock at $3.94 per share expiring in April 2010 granted pursuant to the 1999 Stock Option Plan.
(24) Includes currently exercisable options to purchase 5,000 shares of Common Stock at $3.88 per share expiring in October 2010 granted pursuant to the 1999 Stock Option Plan.
(25) Includes currently exercisable options to purchase 150,000 shares of Common Stock at $1.22 per share expiring in January 2010 granted pursuant to the 1999 Stock Option Plan.
(26) Includes currently exercisable options to purchase 20,000 shares of Common Stock at $1.22 per share expiring in January 2010 granted pursuant to the 1999 Stock Option Plan.

                             ELECTION OF DIRECTORS

          Our certificate of incorporation and by-laws provides for a Board of Directors consisting of not less than three nor more than eleven directors. Our Board of Directors is divided into three classes, as nearly equal in number as possible, whose terms of office expire in successive years. Our Board of Directors for fiscal 2001 consisted of eleven directors as set forth below:

       Class I                    Class II                      Class III
(To Serve Until the          (To Serve Until the           (To Serve Until the
Annual Meeting of            Annual Meeting of             Annual Meeting of
Stockholders in 2002)        Stockholders in 2003)         Stockholders in 2001)
---------------------------------------------------------------------------------

E. Donald Shapiro (1)(2)(3)  Abraham E. Cohen (5)          Alexander G. Bearn, MD (3)
Anthony Viscusi (1)(2)(3)    John C.K. Hui, PhD (4)        David S. Blumenthal, MD (3)(4)
Zhen-sheng Zheng, MD         Photios T. Paulson (1)(2)(3)  D. Michael Deignan
                             Forrest R. Whittaker (2)(3)   Kenneth W. Rind, PhD (1)

---------------------
(1) Member of the Executive Committee
(2) Member of the Audit Committee
(3) Member of the Compensation Committee
(4) Member of the Science and Technology Committee
(5) Ex-officio member of all committees, except the Science and Technology Committee

     Messrs. Bearn, Blumenthal, Deignan and Rind, current directors in Class III, are to be elected to serve until the 2004 Annual Meeting of Stockholders or until their successors are duly elected and qualified. Shares represented by executed proxies in the form enclosed will be voted, unless otherwise indicated, for the election as directors of the nominees named in Class III unless any such nominee shall be unavailable, in which event such shares will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

     Our Board of Directors held five meetings during our fiscal year ended May 31, 2001. Each director attended or participated in at least 75% of such meetings of the Board of Directors, except Dr. Zheng. During the fiscal year ended May 31, 2001, there were

     o    four meetings of the Audit Committee,
     o    four meetings of the Compensation Committee,
     o    three meetings of the Executive Committee, and
     o    no formal meetings of the Science and Technology Committee.

     Our Audit Committee is involved in discussions with our independent public accountants with respect to the quarterly and year-end audited financial statements, our internal accounting controls and the professional services furnished by our independent public accountants. Our independent public accountants periodically meet alone with the Audit Committee and have unrestricted  access  to  the  committee.  See  "Audit  Committee  Report."  Our
Compensation Committee recommends executive compensation and the granting of stock options to key employees. See "Compensation Committee Report on Executive Compensation." Our Executive Committee was established to advise the Board of Directors and make recommendations on matters relating to our business and operations. Our Science and Technology Committee acts in an oversight capacity with respect to medical issues and our ongoing clinical programs.

Principal Occupations of Directors

     The following is a brief account of the business experience for the past five years of our directors:

     Dr. Alexander G. Bearn (78 years of age) has been a director since November 1994. Dr. Bearn is a physician, scientist and author who has had distinguished careers in academe and industry. Since 1997, Dr. Bearn has been the Executive Officer of the American Philosophical Society. Since 1966, Dr. Bearn has also been an adjunct professor at Rockefeller University. He has also held positions as Chairman of the Department of Medicine of Cornell University Medical College and Senior Vice President of Medical and Scientific Affairs at Merck International. He serves on several boards, including the Board of Trustees of Rockefeller University, the Macy Foundation and of the Howard Hughes Medical Institute. Dr. Bearn also serves on the Scientific Advisory Board of Biogen, Inc., a public company.

     Dr. David S. Blumenthal (51) has been a director since June 1994. Dr. Blumenthal has been a practicing cardiologist in the State of New York since
1981 and is a  Clinical  Professor  of  Medicine  at the Weill  Cornell  Medical
College.

     Abraham E. Cohen (65) has been Chairman of the Board since June 1994 and a director since June 1993, and is presently an independent consultant. He retired in 1992 as Senior Vice President of Merck & Co., Inc., a position he was elected in 1985. From 1979 to 1989, Mr. Cohen was also President of Merck Sharp & Dohme International, a division of Merck & Co., Inc. Mr. Cohen is a director of the following public companies: Akzo Nobel Nv., Axonyx Inc., Chugai Pharmaceutical Co., Ltd., Neurobiological Technologies, Inc., Pharmaceutical Product Development, Inc., Teva Pharmaceutical Industries, Ltd. and Viragen, Inc.

     D. Michael Deignan (57) has been President, Chief Executive Officer and director since his employment in January 2000. Mr. Deignan was President and CEO of Medical Sterilization Inc. (now known as Surgical Services, Inc.) from September 1995 to January 1999 and President and CEO of Tonometrics, Inc. from January 1993 to March 1995. Prior to 1993, Mr. Deignan held various executive positions at C.R. Bard, G.D. Searle and Baxter Healthcare International. Mr. Deignan is a director of Surgical Services, Inc.

     Dr. John C.K. Hui (55), the Company's Chief Technology Officer, has been a director and Senior Vice President since February 1995. Dr. Hui has been an Assistant Professor in the Department of Surgery at the State University of Stony Brook, New York since 1978. He has also been a scientist in the medical department of Brookhaven National Laboratories. Dr. Hui was president of and a principal stockholder in Vasogenics, Inc. at the time of its acquisition by us in January 1995.

     Photios T. Paulson (62) has been a director since April 2000. Mr. Paulson has been Vice President of Biomerieux Alliance S.A. since 1995. Between 1990 and 1995, Mr. Paulson was Chairman of Biomerieux N.A. Inc. Mr. Paulson is a director of Novametrix, Inc., a public company, as well as Biomerieux N.A. Inc. and Silliker Group Inc. and Silliker Biomerieux International, Inc.

     Kenneth W. Rind, PhD (66) has been a director since February 1995. Dr. Rind has been Chairman of Oxford Venture Corporation, an independent venture capital company, since 1981 and in 1998 was a founding General Partner of Israel Infinity Venture Capital Fund. Previously, he was responsible for acquisitions and venture capital investments at Xerox Development Corporation and in charge of technology investment banking at Oppenheimer & Co., Inc. (now CIBC). He is a director of several private companies.

     E. Donald Shapiro (69) has been a director since June 1993 and is presently Dean Emeritus and Professor of The New York Law School. Mr. Shapiro has been the Joseph Solomon Distinguished Professor of Law since 1983 and is a former Dean of The New York Law School, as well as a Supernumerary Fellow of St. Cross College at Oxford University, England. He has authored numerous books and articles in the field of medicine and law and is a recipient of honors and awards both in the United States and overseas. Mr. Shapiro is a director of the following public companies: Loral Space and Communications, Inc., Kramont Realty Trust, Frequency Electronics, Inc., United Industrial Corporation and Viragen, Inc.

     Anthony Viscusi (68) has been a director since June 1994 and was our President and Chief Executive Officer from June 1994 to January 2000. Mr. Viscusi was Senior Vice President, Worldwide Marketing for the AgVet division of Merck & Co., Inc. from 1987 to 1993. In 1961, Mr. Viscusi joined the international human health division of Merck, in which he spent most of his career in various general management positions, after having taught at Columbia, Wesleyan and Princeton universities.

     Forrest R. Whittaker (51) has been a director since April 2000. Mr. Whittaker has been President of the Respiratory Group of Tyco Healthcare since June 2000. Prior thereto, Mr. Whittaker was President and CEO of Paidos Health Management Services, Inc. between 1993 and 2000 and President of Baxter Healthcare Corporation's V. Mueller Division from 1989 through 1993.

     Dr. Zhen-sheng Zheng (71) has been a director since February 1995. Since 1986, Dr. Zheng has been Director of the Cardiovascular Research Institute at Sun Yat-sen University of Medical Sciences in Guangzhou, China. Dr. Zheng has been associated with Sun Yat-sen University since 1955 in various capacities and is also presently Chairman of the National Laboratory for Assisted Circulation Research in China. Dr. Zheng was a principal stockholder of Vasogenics, Inc. prior to its acquisition by the Company in January 1995. Dr. Zheng serves on the Board of Directors of Vamed Medical Instrument Company, Ltd., the Chinese manufacturer for which the Company contracts for the supply of its EECP MC2 systems.

                                   MANAGEMENT

Our Officers are:
Name                                    Age             Position Held With the Company
----                                    ---             ------------------------------
D. Michael Deignan                      57              President and Chief Executive Officer
John C. K. Hui, PhD                     55              Senior Vice President and Chief Technology Officer
Joseph A. Giacalone                     37              Chief Financial Officer and Secretary
--------------

     Joseph A. Giacalone, a certified public accountant, has been Chief Financial Officer of the Company since January 2000, Secretary since February 1994, Treasurer from February 1994 to January 2000, and has been employed by the Company since February 1993. From 1983 to 1993, Mr. Giacalone was employed by the international accounting firm of Grant Thornton LLP.

Executive Compensation

     The following table sets forth the annual and long-term compensation of our Chief Executive Officer and each of our most highly compensated officers other than the Chief Executive Officer (the "named executives officers") for the fiscal years ended May 31, 2001, 2000 and 1999.


                                                  Summary Compensation Table
                                                              Long Term Compensation
                                                           -----------------------------
                                Annual Compensation              Awards                  Payouts
                               --------------------------------------------------------- -------
                                                    Other   Restricted Shares Covered   Long Term
Name and                                            Annual       Stock By Option      Incentive Plan   All Other
Principal Position      Year   Salary    Bonus   Compensation (1) Awards  Grants         Payout      Compensation
------------------      ----   ------    -----   ---------------  ------  ------         ------      ------------

D. Michael Deignan (2)  2001  $240,000  $125,000          -         -          -           -            $4,311
President & CEO         2000   $75,000         -          -         -    650,000           -            $1,126

John C.K. Hui           2001  $140,000   $37,485          -         -          -           -           $11,815
Senior VP/CTO           2000  $140,000         -   $489,000         -          -           -           $10,344
                        1999  $140,000         -          -         -     70,000           -           $11,815

Joseph A. Giacalone     2001  $127,355   $34,840          -         -          -           -           $10,107
CFO/Secretary           2000  $113,596         - $1,432,500         -     70,000           -           $10,367
                        1999  $109,200         -    $62,031         -    190,000           -            $7,005

     (1) Represents the difference between the closing price of our common stock and the exercise price of the options on the date of exercise multiplied by the number of shares acquired upon exercise. The calculation does not reflect the effects of any income taxes that may be due on the value realized.

     (2) The Board of Directors appointed D. Michael Deignan as President and Chief Executive Officer in January 2000.

Aggregated Option/SAR Exercises in Last Fiscal Year and F/Y-End Option Values

     The following table sets forth information for each of the named executive officers with respect to the value of options or warrants exercised during the fiscal year ended May 31, 2001 and the value of outstanding and unexercised options or warrants held as of May 31, 2001, based upon the market value of the common stock of $3.94 per share on that date.

                                                                             Value of Unexercised
                                                    Number of Options at     In-the-Money Options
                  Shares Acquired     Value           Fiscal Year End        at Fiscal Year End (2)
Name              on Exercise (#)   Realized (1)  Exercisable Unexercisable Exercisable Unexercisable
----              ---------------   -----------   ----------- ------------- ----------- -------------
D. Michael Deignan      -              -            200,000      450,000     $408,188     $1,224,563
John C.K. Hui           -              -            571,667       23,333     $981,065        $71,517
Joseph A. Giacalone     -              -            227,500       70,000     $364,501       $195,383

(1) Represents the difference between the closing price of the common stock and the exercise price of the options on the date of exercise multiplied by the number of shares acquired upon exercise. The calculation does not reflect the effects of any income taxes that may be due on the value realized.
(2) Represents the difference between the closing market price of the common stock at May 31, 2001 of $3.94 per share and the exercise price per share multiplied by the number of in-the-money options at May 31, 2001.

Employment Agreements

     We maintain employment agreements with Mr. Deignan, expiring November 30, 2002 (unless automatically renewed for additional one-year periods through November 2005), and with Dr. Hui, expiring January 31, 2002. The employment agreements provide, among other things, that in the event there is a change in our control, as defined therein, or in any person directly or indirectly controlling us, as also defined therein, the employee has the option, exercisable within six months of becoming aware of such event, to terminate his employment agreement. Upon such termination or upon any other termination of such employment in breach of the agreement, the employee has the right to receive as a lump-sum payment certain compensation remaining to be paid for the balance of the term of the agreement.

1995 Stock Option Plan

     In May 1995, our stockholders approved the 1995 Stock Option Plan for our officers and employees, for which we reserved an aggregate of 1,500,000 shares of common stock. In December 1997, our Board of Directors terminated the 1995 Stock Option Plan. At May 31, 2001, 972,000 options had been granted, of which 611,000 are outstanding under the 1995 Option Plan.

Outside Director Stock Option Plan

     In May 1995, our stockholders approved an Outside Director Stock Option Plan for our non-employee directors, for which we reserved an aggregate of 300,000 shares of common stock. On June 1, 1997, 1996 and 1995, options to purchase an aggregate of 39,550 shares, 31,675 shares, and 77,418 shares of common stock, respectively, at $1.77, $2.21, and $.78 per share, respectively, were granted to outside directors. In December 1997, our Board of Directors terminated the Outside Director Stock Option Plan. At May 31, 2001, 97,962 options are outstanding under the Outside Director Stock Option Plan.

1997 Stock Option Plan

     In December 1997, our stockholders approved the 1997 Stock Option Plan (the "1997 Plan") for our officers, directors, employees and consultants, for which we have reserved, as amended, an aggregate of 2,800,000 shares of common stock. The 1997 Plan provides that it will be administered by a committee of our Board of Directors and that the committee will have full authority to determine the identity of the recipients of the options and the number of shares subject to each option. Options granted under the 1997 Plan may be either incentive stock options or non-qualified stock options. The option price shall be 100% of the fair market value of the common stock on the date of the grant (or in the case of incentive stock options granted to any individual principal stockholder who owns stock possessing more than 10% of the total combined voting power of all of our voting stock, 110% of such fair market value). The term of any option may be fixed by the committee but in no event shall exceed ten years from the date of grant. Options are exercisable upon payment in full of the exercise price, either in cash or in common stock valued at fair market value on the date of exercise of the option. The term for which options may be granted under the 1997 Plan expires August 6, 2007. At May 31, 2001, 2,838,000 options had been granted, of which 1,695,861 are outstanding under the 1997 Plan.

1999 Stock Option Plan

     In July 1999, our Board of Directors authorized the 1999 Stock Option Plan (the "1999 Plan") for our officers, directors, employees and consultants, for which we have reserved, as amended, an aggregate of 3,000,000 shares of common stock. The 1999 Plan provides that it will be administered by a committee of our Board of Directors and that the committee will have full authority to determine the identity of the recipients of the options and the number of shares subject to each option. Options granted under the 1999 Plan may be either incentive stock options or non-qualified stock options. The option price shall be 100% of the fair market value of the common stock on the date of the grant (or in the case of incentive stock options granted to any individual principal stockholder who owns stock possessing more than 10% of the total combined voting power of all of our voting stock, 110% of such fair market value). The term of any option may be fixed by the committee but in no event shall exceed ten years from the date of grant. Options are exercisable upon payment in full of the exercise price, either in cash or in common stock valued at fair market value on the date of exercise of the option. The term for which options may be granted under the 1999 Plan expires July 12, 2009. At May 31, 2001, 2,038,000 options had been granted, of which 1,928,000 are outstanding under the 1999 Plan.

Shareholder Rights Plan

     In March 1995, our Board of Directors approved a Shareholder Rights Plan, under which a dividend distribution of one Right for each outstanding share of our common stock is authorized. Each Right will entitle stockholders of record on May 9, 1995 to purchase one-half share of Common Stock at a 50% discount to market price if a person or group acquires 20% or more of our outstanding stock. At present, we are not aware of any such person or group seeking to acquire 20% or more of our outstanding common stock.

Director's Compensation

     It has been our policy to grant fees of $1,500 per meeting to each outside director who attends a regularly scheduled or special meeting of its Board of Directors. Messrs. Cohen, Shapiro and Viscusi do not receive per- meeting fees but monthly fees of $2,500. Fees for committee meetings are $1,000 per meeting. In addition, we reimburse out-of-state directors for their cost of travel and lodging to attend such meetings.

     Our compensation structure for outside directors, as revised in January 2000, provides for the issuance of


     o a one-time grant of 30,000 non-qualified stock options to outside directors issued on the date of their initial appointment to our Board of Directors at the closing price on the issue date and vesting in three equal annual increments commencing on the first anniversary of the grant and contingent upon their continued service on our Board; and

     o an automatic annual grant of 15,000 non-qualified stock options to outside directors issued on the date of our Annual Meeting of Stockholders at the closing price on the issue date and vesting in three equal annual increments commencing on the first anniversary of the grant and contingent upon their continued service on our Board.

Limitation on Liability of Officers and Directors

     We have entered into indemnification agreements with each of our current officers and directors pursuant to which we have agreed, among other things, to indemnify these officers and directors to the fullest extent permitted by Delaware law.

Compensation Committee Interlocks and Insider Participation

     During fiscal 2001, our Compensation Committee consisted of Messrs. Bearn, Blumenthal, Paulson, Shapiro, Viscusi, Whittaker and Cohen (ex-officio). None of these persons were our officers or employees during fiscal 2001 or, except as otherwise disclosed, had any relationship requiring disclosure in this Proxy Statement.

In accordance with rules promulgated by the Securities and Exchange Commission, the information included under the caption "Compensation Committee Report on Executive Compensation" will not be deemed to be filed or to be proxy-soliciting material or incorporated by reference in any prior or future filings by the Company under the Securities Act of 1933 or the Securities Exchange Act.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation of our executive officers is generally determined by the Compensation Committee of our Board of Directors, subject to applicable employment agreements. Each member of the Compensation Committee is a director who is not our employee or any of our affiliates. The following report with respect to certain compensation paid or awarded to our executive officers during fiscal 2001 is furnished by the directors who comprised the Compensation Committee during fiscal 2001.

General Policies

     Our compensation programs are intended to enable us to attract, motivate, reward and retain the management talent required to achieve corporate objectives and thereby increase shareholder value. It is our policy to provide incentives to its senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of our business. To attain these objectives, our executive compensation program includes a competitive base salary, cash incentive bonuses and stock-based compensation.

     Stock options are granted to employees, including our executive officers, by the Compensation Committee under our 1999 Stock Option Plan. The Committee believes that stock options provide an incentive that focuses the executive's attention on managing us from the perspective of an owner with an equity stake in the business. Options are awarded with an exercise price equal to the market value of common stock on the date of grant, have a maximum term of ten years and generally become exercisable, in whole or in part, starting one year from the date of grant. Among our executive officers, the number of shares subject to options granted to each individual generally depends upon the level of that officer's responsibility. The largest grants are awarded to the most senior officers who, in the view of the Compensation Committee, have the greatest potential impact on our profitability and growth. Previous grants of stock options are reviewed but are not considered the most important factor in determining the size of any executive's stock option award in a particular year.

     From time to time, the Compensation Committee intends to utilize the services of independent consultants to perform analyses and to make recommendations to the Committee relative to executive compensation matters. No compensation consultant has so far been retained.

Relationship of Compensation to Performance and Compensation of Chief Executive Officer

     The Compensation Committee annually establishes, subject to the approval of the Board of Directors and any applicable employment agreements, the salaries that will be paid to our executive officers during the coming year. In setting salaries, the Compensation Committee takes into account several factors, including competitive compensation data, the extent to which an individual may participate in the stock plans maintained by us, and qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities, and job performance.

     In November 2000, the Board of Directors amended the employment agreement with D. Michael Deignan, President and CEO, providing for automatic one-year term extensions through November 2005, subject to termination by the Board upon written notice 90 days prior to the annual anniversary date. In addition, the amended agreement provided for annual compensation of $240,000. Mr. Deignan's employment agreement provides, among other things, that in the event there is a change in our control, as defined therein, or in any person directly or indirectly controlling us, as also defined therein, Mr. Deignan has the option, exercisable within six months of becoming aware of such event, to terminate his employment agreement. Upon such termination, he has the right to receive, as a lump-sum payment, certain compensation remaining to be paid for the balance of the term of the agreement. In addition, in the event of a change in our control, all stock options previously granted to Mr. Deignan would become fully vested and immediately exercisable.

     In recognition of Mr. Deignan's significant contribution to our growth, in July 2001, the Compensation Committee awarded to him a cash bonus of $125,000 and granted to him ten-year, non-qualified stock options to purchase 200,000 shares of our common stock at $3.96 per share, vesting in three equal annual installments commencing July 11, 2002.

     Our Compensation Committee:

Alexander G. Bearn   David S. Blumenthal           Abraham E. Cohen (ex-officio)
Photios T. Paulson   E. Donald Shapiro, Chairman   Anthony Viscusi                 Forrest R. Whittaker

                             AUDIT COMMITTEE REPORT

     The Audit Committee, the majority of whom are independent within the meaning of applicable rules and regulations, has adopted a charter to set forth its responsibilities. A copy of the charter is attached as Exhibit "A" to this proxy statement.

     The Audit Committee has reviewed and discussed the Company's audited financial statements as of and for the year ended May 31, 2001 with management and the Company's independent public accountants.

     The Audit Committee has also received and reviewed the written disclosures and the letter from the independent public accountants required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the independent public accountants their independence.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended May 31, 2001 for filing with the Securities and Exchange Commission.

     Fees related to services performed by Grant Thornton LLP in fiscal 2001 are as follows:

        Audit and Accounting Fees                                       $73,898
        Financial Information System Design and Implementation          $25,616
        All Other Fees                                                  $42,190
                                                                        -------
           Total                                                       $141,704
                                                                       ========

     The Audit Committee has considered whether the provision of the above services other than audit services is compatible with maintaining Grant Thornton LLP's independence and concluded that it is.

     Our Audit Committee:
Abraham E. Cohen (ex-officio)  Photios T. Paulson, Chairman    E. Donald Shapiro
Anthony Viscusi                Forrest R. Whittaker


          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission
(the "SEC") and the National Association of Securities Dealers, Inc. (the "NASD"). These Reporting Persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and the NASD. Based solely upon our review of the copies of the forms it has received, we believe that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal 2001.

                               PERFORMANCE GRAPH

The following graph sets forth the cumulative total return* to the Company's stockholders during the five-year period ended May 31, 2001 as well as an overall stock market index (NASDAQ Stock Market Index) and the Company's peer group index (S&P Medical Products and Supplies):



                               Cumulative Total Return *

                                                5/31/96 5/31/97 5/31/98 5/31/99 5/31/00 5/31/01
                                                -----------------------------------------------
Vasomedical, Inc.                               100.00   67.50   62.50   51.25  160.00  157.60
NASDAQ Stock Market (US)                        100.00  112.66  142.87  201.70  276.49  171.61
S&P Health Care (Medical Products and
Supplies)                                       100.00  123.90  164.50  205.80  229.60  223.18

* $100 invested on 5/31/96 in stock or index-including reinvestment of dividends.
   Fiscal year ending May 31.

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors recommends that the stockholders approve the appointment of Grant Thornton LLP as our independent public accountants to examine our financial statements for the fiscal year ending May 31, 2002. Grant Thornton LLP acted as our independent public accountants for the fiscal years ended May 31, 1992 through May 31, 2001 and has been selected by the Board of Directors to continue to act as our independent public accountants for our 2002 fiscal year.

     A representative of Grant Thornton LLP plans to be present at the Annual Meeting with the opportunity to make a statement, if he desires to do so, and will be available to respond to appropriate questions.

              FINANCIAL STATEMENTS AND INCORPORATION BY REFERENCE

     A copy of our Annual Report to Stockholders for the fiscal year ended May 31, 2001 has been provided to all stockholders as of the Record Date. Stockholders are referred to the report for financial and other information about us, but such report, other than the Selected Financial Data, Management's Discussion and Analysis of Financial Condition and Results of Operations and Financial Statements, is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

                           FORWARD-LOOKING STATEMENTS

     Except for historical information contained in this proxy statement, the matters discussed are forward looking statements that involve risks and uncertainties. When used herein, words such as "anticipate", "believe", "estimate", "expect" and "intend" and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. Among the factors that could cause actual results to differ materially are the following: the effect of business and economic conditions; the impact of competitive products and pricing; capacity and supply constraints or difficulties; product development, commercialization or technological difficulties; the regulatory and trade environment; and the risk factors reported from time to time in the Company's SEC reports. The Company undertakes no obligation to update forward-looking statements as a result of future events or developments.

                           MISCELLANEOUS INFORMATION

     As of the date of this Proxy Statement, the Board of Directors does not know of any business other than that specified above to come before the meeting, but, if any other business does lawfully come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote in regard thereto in accordance with their judgment.

     We will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain of our officers and regular employees may solicit proxies by telephone, telegraph or personal interview. We may also request brokerage houses and other custodians and nominees and fiduciaries, to forward soliciting material to the beneficial owners of stock held of record by such persons, and may make reimbursement for payments made for their expense in forwarding soliciting material to such beneficial owners.

     Stockholder   proposals   with  respect  to  our  next  Annual  Meeting  of
Stockholders must be received by us no later than May 10, 2002 to be considered for inclusion in our next Proxy Statement.

                           By Order of the Board of Directors,

                                  JOSEPH A. GIACALONE
                                       Secretary

Dated:  September 7, 2001
        Westbury, New York

                                                                       Exhibit A
                               VASOMEDICAL, INC.
                         CHARTER OF THE AUDIT COMMITTEE

I.   Audit Committee Purpose

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.
     o Monitor the independence and performance of the Company's independent auditors and internal auditing department.
     o Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.  Audit Committee Composition and Meetings

     Audit Committee members shall meet the requirements of the NASD. The Audit Committee shall be comprised of such number of directors as determined by the Board, but no less than three directors each of whom shall be an independent director (as such is defined by Nasdaq rules), free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or comparable experience or background resulting in the individual's financial sophistication.

     Audit Committee members shall be elected by the Board at the annual meeting of the Board or until their successors shall be duly elected and qualified. If an audit committee Chair is not designated, the members of the Committee may designate a Chair by majority vote of the Committee membership.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditor's limited review procedures.

III. Audit Committee Responsibilities and Duties

     Review Procedures
     -----------------

     1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

     2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

     3. In consultation with management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting process and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

     4. Review with management and the independent auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss the following items required to be communicated by the independent auditors in accordance with AICPA Statement of Auditing Standards 61:

     (a) the auditor's responsibilities in accordance with generally accepted accounting standards;
     (b) the initial selection of and changes in significant accounting policies or their application;
     (c)  managements' judgments and accounting estimates;
     (d)  significant audit adjustments;
     (e)  other   information   in  documents   containing   audited   financial
          statements, such as the MD&A ;
     (f)  disagreements with management;
     (g)  consultation with other accountants;
     (h)  major issues discussed with management prior to retention;
     (i)  difficulties encountered in performing the audit; and
     (j) the auditor's judgments about the quality of the Company's accounting principles.

Independent Auditors
--------------------

5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.
6. Approve the fees and other significant compensation to be paid to the independent auditors.
7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships the auditors have with the Company that could impair their independence.
8. Review the independent auditors audit plan and internal audit and general audit approach.
9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors, including the matters required to be communicated to audit committees in accordance with AICPA Statement of Auditing Standards 61, as then in effect.
10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

Internal Audit Department and Legal Compliance
----------------------------------------------

11. Review the budget, plan, activities, and qualifications of the internal audit department, as needed.
12. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.
13. On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities
--------------------------------------

14. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.
15. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.
16. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

VASOMEDICAL, INC.

                    The undersigned hereby appoints D. Michael Deignan and Anthony Viscusi, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in VASOMEDICAL, INC., a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held on October 10, 2001 and any adjournments thereof.

The Board of Directors recommends a vote FOR the following proposals:

1.   Election of the following nominees, as set forth in the proxy statement:

Alexander G. Bearn              David S. Blumenthal
D. Michael Deignan              Kenneth W. Rind

[   ]  FOR all nominees listed above            [   ] WITHHOLD authority to vote
      (Instruction: To withhold authority to vote for any individual nominee, print the nominee's name on the line provided below)

2. To ratify the appointment by the Board of Directors of Grant Thornton LLP as the Company's independent certified public accountants for fiscal 2002.

                 [   ] FOR      [   ] AGAINST       [   ] ABSTAIN

3. Upon such other business as may properly come before the meeting or any adjournment thereof.

                  (Continued and to be signed on reverse side)
         - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. STOCKHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY WRITING THE NOMINEE(S) NAME(S) IN THE BLANK SPACE PROVIDED ON THE REVERSE HEREOF. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE PROPOSALS SET FORTH ON THE REVERSE HEREOF.

Dated:  _____________, 2001

                    ------------------------------------------------------[L.S.]

                    ------------------------------------------------------[L.S.]

                    (Note: Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the name of two or more persons, all should sign.)


        PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE